NEWS ANNOUNCEMENT


Date:                     April 28, 2004

Contact:                  Susan J. Cooke

To:                       News Media

Release Date:             Immediate



                          COASTAL FINANCIAL CORPORATION
                  ANNOUNCES FISCAL 2004 SECOND QUARTER EARNINGS


Myrtle Beach, South Carolina, (April 28, 2004) . . . Coastal Financial Corporation (Nasdaq/CFCP) today announced earnings for the second fiscal quarter ended March 31, 2004.

Net income for the second quarter of fiscal 2004 increased 33.5% to $3.7 million or $0.26 per share ($0.24 per share diluted), as compared to $2.8 million or $0.19 per share ($0.19 per share diluted) for the same period of fiscal 2003.

Net income for the first two quarters of fiscal 2004 increased 27.1% to $7.0 million or $0.49 per share ($0.46 per share diluted), compared to $5.5 million or $0.39 per share ($0.37 per share diluted) for the same period of fiscal 2003.

At March 31, 2004, assets totaled $1.26 billion, an increase of 18.0% from $1.07 billion at March 31, 2003. During the same period, deposits increased 3.8%, from $671.2 million to $696.9 million, and loans receivable increased 20.2%, from $636.8 million to $765.6 million. In comparing the second quarters of fiscal 2003 and 2004, net interest income after provision for loan losses grew 18.9% to $9.8 million. Returns on average assets and average equity were 1.14% and 18.17%, respectively, for the six months ended March 31, 2004, as compared to 1.08% and 15.97% for the comparable period in fiscal 2003.

At March 31, 2004, non-performing assets to total assets was 0.58% as compared with 0.67% at March 31, 2003.



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                                     -MORE-



Michael C. Gerald, President and Chief Executive Officer of Coastal Financial Corporation, said, "We are very pleased with the continued earnings momentum of Coastal Financial Corporation for the first two quarters of fiscal 2004. This continued level of operating performance reflects well on our Commitment to our Customers and Communities, and to our steadfast dedication to our QUEST FOR EXCELLENCE Operating Philosophy."

"During the second quarter of fiscal 2004, we announced a 20.7% increase in fiscal 2004 first quarter net income, a ten percent stock dividend payable March 24, 2004 to Shareholders of record March 10, 2004, and a $.05 per share cash dividend payable April 23, 2004 to Shareholders of record April 9, 2004. Other notable events included national recognition of Coastal Financial Corporation in the March 2004 edition of THRIFTINVESTOR Magazine. This issue featured an article which listed the Top 10 Mutual Thrift Conversion IPOs since January 1, 1990. This publication ranked Coastal Financial Corporation #1 in the nation with a total return since IPO of 5,394% based upon data available at February 27, 2004. These activities are indicative of the continued growth and progress envisioned under our Vision 2005 Plan, and are an outgrowth of our QUEST FOR EXCELLENCE Operating Philosophy," concluded Mr. Gerald.

Coastal Financial Corporation, headquartered in Myrtle Beach, South Carolina, offers a broad range of commercial, consumer and mortgage financial services through two subsidiaries, Coastal Federal Bank and Coastal Retirement, Estate and Tax Planners, Inc. Coastal Federal Bank, with assets over $1.2 billion, is a federally chartered and FDIC insured community bank with eighteen offices serving the communities of Horry and Georgetown Counties, South Carolina and Brunswick and New Hanover Counties, North Carolina. Coastal Retirement, Estate and Tax Planners offers professional, objective, fee-based financial planning services. Additional information about Coastal Federal is available on its web site at www.coastalfederal.com.
        ----------------------

Stock Trading Information

The common stock of Coastal Financial Corporation is traded on the Nasdaq Stock Market under the symbol "CFCP." For information, contact Raymond James Financial Services at 1-843-918-7600, Herzog, Heine, Geduld, Inc. at 1-800-523-4936,
Knight Securities at 212-336-8690, Spear, Leeds & Kellogg at 1-800-526-3160 or Trident Securities at 1-800-222-2618.

                                     -MORE-

Dividend Reinvestment and Direct Stock Purchase Plan

Coastal Financial Corporation offers Shareholders a Dividend Reinvestment and Direct Stock Purchase Plan which provides existing and new Shareholders a convenient means for making purchases of Coastal Financial shares free of fees and brokerage commissions and at a discount to market price. Additional cash contributions, up to $1,000 per quarter, can be made to purchase additional shares. For more information, contact the Transfer Agent at 1-800-866-1340, Ext. 2514, or Investor Relations.

Shareholder Services

Shareholders desiring to enroll in the Coastal Financial Corporation Dividend Reinvestment Plan, change the name, address, or ownership of their stock certificates, report lost or stolen certificates, or to consolidate accounts should contact the Transfer Agent at 1-800-866-1340, Ext. 2514, or Investor Relations.


Investor Relations

Analysts, investors and others seeking financial information should contact:
         Susan J. Cooke - Senior Vice President and Secretary
         Coastal Financial Corporation
         2619 Oak Street
         Myrtle Beach, South Carolina  29577
         (843) 205-2676

Forward Looking Statements and Related Matters

This news release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, that represent Coastal Financial Corporation's (the "Company") expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Factors that could influence the matters discussed in certain forward-looking statements include the timing and amount of revenues that may be recognized by the Company, continuation of current revenue and expense trends (including trends affecting charge-offs), absence of unforeseen changes in the Company's markets, legal and regulatory changes, and general changes in the economy (particularly in the markets served by the Company). Because of the risks and uncertainties inherent in forward looking statements, readers are cautioned not to place undue reliance on them, whether included in this news release or made elsewhere from time to time by the

Company or on its behalf. Except as may be required by applicable law or regulation, the Company disclaims any obligation to update such forward-looking statements.

References in this news release to the historical performance of the Company's stock price may not be indicative of future stock price performance.

                                      #####

                          COASTAL FINANCIAL CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
            (Unaudited - Dollars in Thousands Except Per Share Data)



                                            Three Months Ended                               Six Months Ended
                                          March 31,     March 31,     Percentage           March 31,   March 31,      Percentage
                                             2004         2003          Change              2004          2003          Change
                                             ----         ----          ------              ----          ----          ------

Interest Income                           $16,155       $14,743          9.58%            $31,692       $29,483          7.49%
Interest Expense                            5,848         5,625          3.96%             11,574        11,432          1.24%
                                            -----         -----                            ------        ------

Net Interest Income                        10,307         9,118         13.04%             20,118        18,051         11.45%

Provision for Loan Losses                     500           870        -42.53%              1,050         1,305        -19.54%
                                              ---           ---                             -----         -----

Net Interest Income After
  Provision for Loan Losses                 9,807         8,248         18.90%             19,068        16,746         13.87%

Other Income *                              2,430         2,715        -10.50%              4,757         5,382        -11.61%

General & Administrative
  Expenses  **                              6,729         6,683          0.69%             13,345        13,547         -1.49%
                                            -----         -----                            ------        ------

Earnings Before Taxes                       5,508         4,280         28.69%             10,480         8,581         22.13%

Income Taxes                                1,831         1,526         19.99%              3,484         3,077         13.23%
                                            -----         -----                             -----         -----


Net Income                                 $3,677        $2,754         33.51%             $6,996        $5,504         27.11%
                                           ======        ======                            ======        ======


  Basic                                     $0.26         $0.19         36.84%              $0.49         $0.39         25.64%
                                            =====         =====                             =====         =====
  Diluted                                   $0.24         $0.19         26.32%              $0.46         $0.37         24.32%
                                            =====         =====                             =====         =====

Average Common Shares Outstanding
Basic (in thousands)                       14,338        14,145          1.36%             14,254        14,110          1.02%

Average Common Shares Outstanding
Diluted (in thousands)                     15,143        14,710          2.94%             15,071        14,755          2.14%

Net Interest Margin                          3.55%         3.87%        -8.27%               3.52%         3.84%        -8.33%

Return on Average Assets                     1.18%         1.05%        12.38%               1.14%         1.08%         5.56%

Return on Average Equity                    18.70%        15.69%        19.18%              18.17%        15.97%        13.78%


* Gains (losses) on sales of securities of ($67,000) and ($267,000) are included in other income for the quarter and six months ended March 31, 2004, respectively. For the quarter and six months ended March 31, 2003, gains were $301,000 and $515,000, respectively.

** Prepayment penalties on FHLB advances of $68,000 and $77,000 are included in general and administrative expenses for the quarter and six months ended March 31, 2004, respectively. For the quarter and six months ended March 31, 2003, prepayment penalties were $564,000 and $1.7 million, respectively.


                          COASTAL FINANCIAL CORPORATION

                        CONSOLIDATED FINANCIAL HIGHLIGHTS
            (Unaudited - Dollars in Thousands Except Per Share Data)
                                   (CONTINUED)


                                                                                                     Percentage
                                                    At                At               At            Change from
                                                 March 31,         Sept 30,         March 31,       September 30,
                                                   2004              2003             2003              2003
                                                ..........       .........          .........       .............

Total Assets                                    $1,262,278       $1,181,209         $1,069,869          6.86%

Loans Receivable, Net                           $  765,576       $  701,833         $  636,842          9.08%

Deposits                                        $  696,910       $  697,012         $  671,192         -0.01%

Shareholders' Equity                            $   81,006       $   73,707         $   70,678          9.90%

Non-Performing Assets
  To Total Assets**                                   0.58%            0.77%              0.67%       -24.68%

Allowance for Loan Losses as a
  Percentage of Total Loans                           1.41%            1.40%              1.40%         0.71%

Tangible Book Value
  Per Share                                     $     5.63       $     5.18         $     4.99          8.69%


                                                       At or for the
                                                     Three Months Ended
                                                 March 31,       September 30,        Percentage
                                                   2004               2003              Change
                                                ..........       .............        ..........
Credit Quality:
   Non-Performing Loans                         $    6,068         $    7,449             -18.54%
   Non-Performing Loans as a % of Loans               0.79%              1.06%            -25.47%
   Allowance for Loan Losses as a % of
     Non-Performing Loans                           177.29%            131.99%             34.32%
   Non-Performing Assets **                     $    7,337         $    9,077             -19.17%
   Non-Performing Assets as a % of Loans
     and Foreclosed Property                          0.96%              1.29%            -25.58%
   Net Loan Charge-Offs
     as a % of Average Loans (Annualized)             0.03%              0.11%            -72.73%

Stock Performance
At Quarter End:
   Market Price Per Share of Common Stock       $    16.25         $    12.72              27.75%
   Indicated Annual Dividend                         $0.20              $0.20                n/a
   Dividend Yield                                     1.23%              1.57%            -21.66%
   Price/Book Ratio                                 289.00%             245.00%            17.96%
   Market Capitalization                        $  233,838         $   180,765             29.36%


** Non-performing assets consist of nonaccrual loans, accruing loans 90 days or more past due and real estate owned.